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                      [Worthington Foods, Inc. Letterhead]

                                October 11, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

               In accordance with Securities Exchange Act Release No. 8881, Ernst & Young LLP has read that portion of the textual disclosure in the accompanying preliminary proxy soliciting material that has a bearing on, makes reference to, or is related to the audited financial statements incorporated by reference in such preliminary proxy soliciting material, and has informed us that it is prepared to permit the use in the definitive proxy soliciting material of its report with regard to the audited financial statements appearing incorporated by reference in such preliminary proxy soliciting material.


                                   Worthington Foods, Inc.

                                   By:  /s/ Dale E. Twomley
                                       --------------------------------
                                        Dale E. Twomley

                                   Its:   Chairman, President and CEO
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